Exhibit 22

SUBSIDIARY GUARANTORS OF THE COMPANY

As of September 24, 2021, the following subsidiaries of M/I Homes, Inc. (the “Company”) were guarantors of the Company’s 3.95% senior notes due 2030 and 4.95% senior notes due 2028:

1.	MHO Holdings, LLC, a Florida limited liability company

2.	MHO, LLC, a Florida limited liability company

3.	M/I Homes First Indiana LLC, an Indiana limited liability company

4.	M/I Homes of Austin, LLC, an Ohio limited liability company

5.	M/I Homes of Central Ohio, LLC, an Ohio limited liability company

6.	M/I Homes of Charlotte, LLC, a Delaware limited liability company

7.	M/I Homes of Chicago, LLC, a Delaware limited liability company

8.	M/I Homes of Cincinnati, LLC, an Ohio limited liability company

9.	M/I Homes of DC, LLC, a Delaware limited liability company

10.	M/I Homes of DFW, LLC, a Delaware limited liability company

11.	M/I Homes of Florida, LLC, a Florida limited liability company

12.	M/I Homes of Houston, LLC, a Delaware limited liability company

13.	M/I Homes of Indiana, L.P., an Indiana limited partnership

14.	M/I Homes of Orlando, LLC, a Florida limited liability company

15.	M/I Homes of Raleigh, LLC, a Delaware limited liability company

16.	M/I Homes of San Antonio, LLC, a Delaware limited liability company

17.	M/l Homes of Tampa, LLC, a Florida limited liability company

18.	M/I Homes of West Palm Beach, LLC, a Florida limited liability company

19.	M/I Homes Second Indiana LLC, an Indiana limited liability company

20.	M/I Homes Service, LLC, an Ohio limited liability company

21.	M/I Homes of Delaware, LLC, a Delaware limited liability company

22.	Northeast Office Venture, Limited Liability Company, a Delaware limited liability company

23.	Prince Georges Utilities, LLC, a Maryland limited liability company

24.	The Fields at Perry Hall, L.L.C., a Maryland limited liability company

25.	Wilson Farm, L.L.C., a Maryland limited liability company

26.	M/I Homes of Minneapolis/St. Paul, LLC, a Delaware limited liability company

27.	M/I Homes of Sarasota, LLC, a Delaware limited liability company

28.	M/I Homes of Alabama, LLC, a Delaware limited liability company

29.	M/I Homes of Michigan, LLC, a Delaware limited liability company

30.	M/I Homes Development I, LLC, a Delaware limited liability company